SOURCE: HUDSON VALLEY HOLDING CORP.

FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp. 21 Scarsdale Road Yonkers, NY 10707	Stephen R. Brown President and CEO (914) 771-3073
Michael J. Indiveri Executive Vice President and CFO (914) 768-6834

HUDSON VALLEY HOLDING CORP. ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER OF 2014

— Loans grew 7% versus prior quarter —

— Deposits grew 12% versus prior quarter —

— $304 million investment securities portfolio purchase deploys liquidity into higher yielding assets —

— Appointment of chief banking officer augments executive team —

— Cash dividend increased to $0.08 per share —

YONKERS, N.Y. – July 25, 2014 – Hudson Valley Holding Corp. (NYSE: HVB) reported second quarter 2014 earnings, benefiting from loan and investment portfolio growth, credit quality improvement, and continued low funding costs.

The parent company of Hudson Valley Bank earned $2.4 million, or $0.12 per diluted share, in the second quarter of 2014, compared to $1.6 million, or $0.08 per diluted share, in the first quarter of 2014, and $3.5 million, or $0.18 per diluted share, in the second quarter of 2013. The Company recorded approximately $0.5 million ($0.3 million after tax, or $0.02 per diluted share) of charges related to executive severance payments as well as professional fees incurred to expand its residential lending operation.

“We are pleased that our strategy to deploy liquidity, diversify our product offerings and expand our customer base is positioning the Company to generate enhanced profitability and growth,” President and Chief Executive Officer Stephen R. Brown said. “The addition of our recently announced Chief Banking Officer rounds out our management team, and enables us to strengthen our relationships with our long standing customers as well as bring our successful high touch banking experience to an expanded customer base.”

Balance Sheet
Cash and cash equivalents totaled $507.4 million at June 30, 2014, decreasing 15.6 percent during the second quarter and 27.5 percent from December 31, 2013.

Investment securities totaled $844.7 million at June 30, 2014, increasing 56.9 percent during the second quarter and 54.0 percent from December 31, 2013. During June 2014, the Company purchased $304 million of high quality U.S. government agency bonds, mortgage-backed securities and collateralized mortgage-backed obligations. The securities had a 1.79 percent yield, a 4.8 year average life and duration of 3.8 years. The purchase enabled the Company to deploy liquidity into higher yielding assets with strong cash flows that can be reinvested into loans over the next 18 to 24 months.

Net loans totaled $1.74 billion at June 30, 2014, increasing 6.7 percent during the second quarter and 8.1 percent from December 31, 2013.

Commercial and industrial loans of $308.6 million represented 17.4 percent of total loans at June 30, 2014, compared to 17.1 percent at the end of the linked quarter and 17.7 percent at the end of the year-ago quarter.

Loans secured by 1-4 family residential mortgages of $302.4 million at June 30, 2014, represented 17.1 percent of total loans, compared to 19.0 percent at the end of the linked quarter and 15.0 percent at the end of the year-ago quarter.

Deposits totaled $2.86 billion at June 30, 2014, increasing 11.7 percent during the second quarter and 8.7 percent from December 31, 2013.

The Company maintained very high levels of core deposits, which represented 97 percent of total deposits at the end of the second quarter of 2014. Core deposits, which exclude time deposits greater than $100,000, totaled $2.8 billion at June 30, 2014, compared to $2.5 billion at both December 31, 2013 and June 30, 2013.

Portfolio Credit Quality

Overall portfolio trends continue to reflect a gradually improving credit environment.

Nonperforming assets (NPAs), which include nonaccrual loans, accruing loans delinquent over 90 days and other real estate owned (OREO), were $20.5 million at June 30, 2014, compared to $23.5 million at December 31, 2013 and $30.3 million at June 30, 2013. NPAs totaled 0.64 percent of total assets at June 30, 2014, compared to 0.78 percent at December 31, 2013 and 1.01 percent at June 30, 2013.

Net charge-offs were $0.1 million for the second quarter of 2014, compared to net recoveries of $0.8 million in the linked quarter and net charge-offs of $0.5 million in the year-ago quarter. As a percentage of average loans, annualized net charge-offs were 0.02 percent for the second quarter of 2014, and annualized net charge-offs were 0.13 percent in the year-ago quarter.

The Company’s allowance for loan losses was $27.3 million at June 30, 2014 compared to $26.0 million at December 31, 2013 and $25.9 million at June 30, 2013. The allowance measured 1.54 percent, 1.59 percent and 1.75 percent of total loans at each of those dates, respectively, reflecting both loan growth and continued improvement in overall credit quality.

Classified assets at June 30, 2014 represented 16.4 percent of Tier 1 capital plus the allowance for loan losses, compared to 20.7 percent at December 31, 2013 and 30.8 percent at June 30, 2013.

The Company’s provision for loan losses in the second quarter of 2014 was $0.5 million, compared to $0.1 million in the linked quarter and $0.3 million in the year-ago quarter.

Revenues and Margin
Net interest income was $22.1 million in the second quarter of 2014, compared to $21.7 million in the linked quarter and $21.1 million in the year-ago quarter.

The Company’s net interest margin was 3.05 percent in the second quarter of 2014, compared to 3.14 percent in the linked quarter and 3.06 percent in the year-ago quarter.

The yield on interest-earning assets averaged 3.22 percent in the second quarter of 2014, compared to 3.30 percent in the linked quarter and 3.27 percent in the year-ago quarter. Lower asset yields continued to be partially offset by the Company’s historically low average cost of deposits of 0.17 percent in both the second quarter of 2014, and the linked quarter and 0.20 percent in the year-ago quarter.

Non-interest income was $3.9 million for the second quarter of 2014, compared to $2.5 million for the linked quarter, which included a $1.9 million prepayment penalty on FHLB borrowings, and $3.9 million in the year-ago quarter.

Non-Interest Expense
Total non-interest expense for the second quarter of 2014 was $22.1 million, compared to $21.8 million in the linked quarter and $19.8 million in the year-ago quarter. Expense savings achieved in 2013 through the elimination of non-profitable operations, have been reinvested into new strategic initiatives designed to diversify our product offering and customer base. These initiatives are already producing value as a result of the activity of the new hires in Hudson Valley’s asset based lending and equipment financing units. As such, salaries and employee benefits expense was $12.7 million in the second quarter of 2014, compared to $13.0 million in the linked quarter and $11.1 million in the year-ago quarter. We believe any incremental increases in non-interest expense will be largely dependent upon expanding into new products and businesses.

Quarterly Cash Dividend and Capital Management
The Company’s board of directors declared a quarterly cash dividend of $0.08 per share, payable on August 15, 2014, to all common stock shareholders of record as of the close of business on August 8, 2014.

At June 30, 2014, the Company maintained a total risk-based capital ratio of 16.0 percent, a Tier 1 risk-based capital ratio of 14.7 percent, and a Tier 1 leverage ratio of 9.4 percent. Its Hudson Valley Bank subsidiary at June 30, 2014 maintained a total risk-based capital ratio of 15.7 percent, a Tier 1 risk-based capital ratio of 14.4 percent, and a Tier 1 leverage ratio of 9.2 percent.

Non-GAAP Financial Disclosures and Reconciliation to GAAP
In addition to evaluating the Company’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements this evaluation with an analysis of certain non-GAAP financial measures, such as the tangible equity ratio and tangible book value per share. Management believes these non-GAAP financial measures provide information useful to investors in understanding Hudson Valley Holding Corp.’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks. Further, the tangible equity ratio and tangible book value per share are used by management to analyze the relative strength of Hudson Valley Holding Corp.’s capital position.

In light of diversity in presentation among financial institutions, the methodologies used by Hudson Valley Holding Corp. for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

Conference Call

As previously announced, the Company will hold its quarterly conference call to review the Company’s financial results on Monday, July 28, 2014 at 10:00 AM ET:

Domestic (toll free): 1-877-508-9602; International (toll): +1-412-317-1076.

All participants should dial in at least ten minutes prior to the call and request the “Hudson Valley Second Quarter Earnings Call.”

A replay of the call will be available one hour from the close of the conference through August 8, 2014 at 9:00 AM ET:

Domestic Toll Free: 1-877-344-7529 — Conference # 10048930; International Toll: +1-412-317-0088 - Conference # 10048930.

Participants will be required to state their name and company upon entering call.

The Company webcast will be available live at 10:00 AM ET, and archived after the call through its website at www.hudsonvalleybank.com.

About Hudson Valley Holding Corp. Through its Hudson Valley Bank subsidiary, headquartered in Yonkers, N.Y., Hudson Valley Holding Corp (NYSE:HVB) serves small- and mid-sized businesses, professional services firms, not-for-profit organizations and their principals throughout metropolitan New York.  The Company focuses on building strategic relationships with its niche customers, providing a full range of banking, deposit, financing, trust and investment management services, in addition to specialized services, such as asset based lending and equipment financing, across varied industries nationwide. With $3.2 billion in assets, $2.9 billion in deposits and 28 branches, Hudson Valley is the largest bank headquartered in Westchester County. Its common stock is traded on the New York Stock Exchange and is a Russell 3000® Index component. More information is available at www.hudsonvalleybank.com.

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Forward Looking Statements

Hudson Valley Holding Corp. (“Hudson Valley”) has made in this press release various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to earnings, credit quality and other financial and business matters for periods subsequent to June 30, 2014. These statements may be identified by such forward-looking terminology as “expect”, “may”, “will”, “anticipate”, “continue”, “believe” or similar statements or variations of such terms. Hudson Valley cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, in addition to those risk factors disclosed in the Hudson Valley’s Annual Report on Form 10-K for the year ended December 31, 2013 include, but are not limited to:

•	the Office of the Comptroller of the Currency (the “OCC”) and other bank regulators may require us to further modify or change our mix of assets, including our concentration in certain types of loans, or require us to take further remedial actions;

•	our inability to deploy our excess cash, reduce our expenses and improve our operating leverage and efficiency;

•	our ability to pay quarterly cash dividends to shareholders in light of our earnings, the current and future economic environment, Federal Reserve Board guidance, our Bank’s capital plan and other regulatory requirements applicable to Hudson Valley or Hudson Valley Bank;

•	the possibility that we may need to raise additional capital in the future and our ability to raise such capital on terms that are favorable to us;

•	further increases in our non-performing loans and allowance for loan losses;

•	ineffectiveness in managing our commercial real estate portfolio;

•	lower than expected future performance of our investment portfolio;

•	inability to effectively integrate and manage the new businesses and lending teams;

•	a lack of opportunities for growth, plans for expansion (including opening new branches) and increased or unexpected competition in attracting and retaining customers;

•	continued poor economic conditions generally and in our market area in particular, which may adversely affect the ability of borrowers to repay their loans and the value of real property or other property held as collateral for such loans;

•	lower than expected demand for our products and services;

•	possible additional impairment of our goodwill and other intangible assets;

•	our inability to manage interest rate risk;

•	increased expense and burdens resulting from the regulatory environment in which we operate and our ability to comply with existing and future regulatory requirements;

•	our inability to maintain regulatory capital above the minimum levels Hudson Valley Bank has set as its minimum capital levels, or such higher capital levels as may be required;

•	proposed legislative and regulatory action may adversely affect us and the financial services industry;

•	legislative and regulatory actions (including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations) may subject us to additional regulatory oversight which may result in increased compliance costs and/or require us to change our business model;

•	future increased Federal Deposit Insurance Corporation, or FDIC, special assessments or changes to regular assessments;

•	potential liabilities under federal and state environmental laws;

•	legislative and regulatory changes to laws governing New York State’s taxation of HVB’s REIT subsidiary.

We assume no obligation for updating any such forward-looking statements at any given time.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three months ended June 30, 2014 and 2013
(In thousands, except per share data)

	Three Months Ended
	June 30
	2014	2013
Interest Income:
Loans, including fees	$19,505	$18,826
Securities:
Taxable	2,755	2,390
Exempt from Federal income taxes	622	780
Federal funds sold	8	11
Deposits in banks	391	540
Total interest income	23,281	22,547

Interest Expense:
Deposits	1,172	1,292
Securities sold under repurchase agreements and other short-term borrowings	9	7
Other borrowings	—	180
Total interest expense	1,181	1,479

Net Interest Income	22,100	21,068
Provision for loan losses	460	289
Net interest income after provision for loan losses	21,640	20,779

Non-Interest Income:
Service charges	1,415	1,394
Investment advisory fees	1,871	1,959
Realized gains on securities available for sale, net	12	—
Other income	633	528
Total non-interest income	3,931	3,881

Non-Interest Expense:
Salaries and employee benefits	12,693	11,120
Occupancy	2,365	2,101
Professional services	1,928	1,731
Equipment	980	1,001
Business development	927	591
FDIC assessment	522	949
Other operating expenses	2,675	2,325
Total non-interest expense	22,090	19,818

Income Before Income Taxes	3,481	4,842
Income Taxes	1,041	1,355
Net Income	$2,440	$3,487

Basic Earnings Per Common Share	$0.12	$0.18
Diluted Earnings Per Common Share	$0.12	$0.18

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the six months ended June 30, 2014 and 2013
(In thousands, except per share data)

Six Months Ended
June 30
2014		2013
Interest Income:
Loans, including fees	$39,043		$38,085
Securities:
Taxable	5,073		4,585
Exempt from Federal income taxes	1,252		1,548
Federal funds sold	16		22
Deposits in banks	732		988
Total interest income	46,116		45,228

Interest Expense:
Deposits	2,262		2,539
Securities sold under repurchase agreements and other short-term borrowings	15		16
Other borrowings	10		359
Total interest expense	2,287		2,914

Net Interest Income	43,829		42,314
Provision for loan losses	538		1,061
Net interest income after provision for loan losses	43,291		41,253

Non-Interest Income:
Service charges	3,198		3,133
Investment advisory fees	3,798		3,892
Realized gains on securities available for sale, net	38		—
Gains on sales and revaluation of loans held for sale and other real estate owned, net	—		17
Prepayment penalty — FHLB Borrowings	(1,860)		—
Other income	1,236		1,356
Total non-interest income	6,410		8,398

Non-Interest Expense:
Salaries and employee benefits	25,732		22,402
Occupancy	4,384		4,210
Professional services	3,621		3,236
Equipment	1,978		2,057
Business development	1,598		1,043
FDIC assessment	1,128		1,893
Other operating expenses	5,439		4,588
Total non-interest expense	43,880		39,429

Income Before Income Taxes	5,821		10,222
Income Taxes	1,779		3,084
Net Income	$4,042		$7,138

Basic Earnings Per Common Share	$0.20		$0.36
Diluted Earnings Per Common Share	$0.20		$0.36
HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
June 30, 2014 and December 31, 2013
(In thousands, except share and per share data)

	June 30		December 31
	2014		2013

ASSETS
Cash and non-interest earning due from banks		$52,856	$37,711
Interest earning deposits in banks		454,577	661,643

Total cash and cash equivalents		507,433	699,354
Federal funds sold		15,539	27,134
Securities available for sale, at estimated fair value (amortized cost of $839,454 in
2014 and $550,785 in 2013)		839,193	542,198
Securities held to maturity, at amortized cost (estimated fair value of $5,758 in
2014 and $6,556 in 2013)		5,466	6,238
Federal Home Loan Bank of New York (FHLB) stock		3,212	3,478
Loans (net of allowance for loan losses of $27,275 in 2014 and $25,990 in 2013)		1,742,569	1,606,179
Accrued interest and other receivables		17,394	14,663
Premises and equipment, net		15,039	15,103
Deferred income tax, net		24,513	31,433
Bank owned life insurance		42,387	41,224
Goodwill		5,142	5,142
Other intangible assets		618	713
Other assets		6,879	6,340
TOTAL ASSETS		$3,225,384	$2,999,199

LIABILITIES
Deposits:
Non-interest bearing		$1,082,169	$1,069,631
Interest bearing		1,777,707	1,564,113
Total deposits		2,859,876	2,633,744
Securities sold under repurchase agreements and other short-term borrowings		46,072	34,379
Other borrowings	—		16,388
Accrued interest and other liabilities		27,390	30,379
TOTAL LIABILITIES		2,933,338	2,714,890

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 par value; authorized 15,000,000 shares; no shares
outstanding in 2014 and 2013, respectively	—		—
Common stock, $0.20 par value; authorized 25,000,000 shares: outstanding
19,984,352 and 19,935,559 shares in 2014 and 2013, respectively		4,257	4,247
Additional paid-in capital		351,860	351,108
Retained earnings (deficit)		(5,465)	(7,111)
Accumulated other comprehensive loss		(1,042)	(6,371)
Treasury stock, at cost; 1,299,414 shares in 2014 and 2013		(57,564)	(57,564)
TOTAL STOCKHOLDERS’ EQUITY		292,046	284,309

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$3,225,384	$2,999,199

		HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
		Average Balances and Interest Rates
		For the three months ended June 30, 2014 and 2013

The following table sets forth the average balances of interest earning assets and interest bearing liabilities for the periods indicated, as well as total interest and corresponding yields and rates
(dollars in thousands).
		Three Months Ended June 30,
			2014					2013
	-					-			-
(Unaudited)		Average			Yield/		Average		Yield/
		Balance	Interest (3)		Rate		Balance	Interest (3)	Rate

ASSETS
Interest earning assets:
Deposits in Banks	$	579,589		$391	0.27%		$822,288	$540	0.26%
Federal funds sold		19,898		8	0.16%		23,279	11	0.19%
Securities: (1)
Taxable		530,332		2,755	2.08%		421,394	2,390	2.27%
Exempt from federal income taxes		96,053		957	3.99%		82,236	1,200	5.84%
Loans, net (2)		1,671,938		19,505	4.67%		1,409,875	18,826	5.34%
Total interest earning assets		2,897,810		23,616	3.26%		2,759,072	22,967	3.33%

Non-interest earning assets:
Cash & due from banks		55,965					60,270
Other assets		108,621					132,272
Total non-interest earning assets		164,586					192,542

Total assets		$3,062,396					$2,951,614

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Deposits:
Money market	$	951,827		$793	0.33%		$894,878	$784	0.35%
Savings		122,539		36	0.12%		123,925	95	0.31%
Time		113,904		132	0.46%		124,058	155	0.50%
Checking with interest		510,645		211	0.17%		442,048	258	0.23%
Securities sold under repo & other s/t borrowings		32,297		9	0.11%		26,115	7	0.11%
Other borrowings		-		-	0.00%		16,412	180	4.39%
Total interest bearing liabilities		1,731,212		1,181	0.27%		1,627,436	1,479	0.36%

Non-interest bearing liabilities:
Demand deposits		1,014,081					1,001,674
Other liabilities		25,947					27,658
Total non-interest bearing liabilities		1,040,028					1,029,332

Stockholders’ equity (1)		291,156					294,846
Total liabilities and stockholders’ equity		$3,062,396					$2,951,614

Net interest earnings			$	22,435				$21,488
Net yield on interest earning assets					3.10%				3.12%

(1) Excludes unrealized gains (losses) on securities available for sale. Management believes that this presentation more closely reflects actual performance, as it is more consistent with the Company’s stated

asset/liability management strategies, which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates.

Effects of these adjustments are presented in the table below.
(2) Includes loans classified as non-accrual.
(3) The data contained in the table has been adjusted to a tax equivalent basis, based on the Company’s federal statutory rate of 35 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules. Effects of these adjustments are presented in the table below.

		HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
		Average Balances and Interest Rates
		For the six months ended June 30, 2014 and 2013

The following table sets forth the average balances of interest earning assets and interest bearing liabilities for the periods indicated, as well as total interest and corresponding yields and rates
(dollars in thousands).
						Six Months Ended June 30,

			2014					2013
	-					-			-
(Unaudited)		Average			Yield/		Average		Yield/
		Balance	Interest (3)		Rate		Balance	Interest (3)	Rate

ASSETS
Interest earning assets:
Deposits in Banks	$	582,369		$732	0.25%		$787,982	$988	0.25%
Federal funds sold		20,141		16	0.16%		24,415	22	0.18%
Securities: (1)
Taxable		493,825		5,073	2.05%		403,689	4,585	2.27%
Exempt from federal income taxes		93,621		1,926	4.11%		83,058	2,382	5.74%
Loans, net (2)		1,644,048		39,043	4.75%		1,415,970	38,085	5.38%
Total interest earning assets		2,834,004		46,790	3.30%		2,715,114	46,062	3.39%

Non-interest earning assets:
Cash & due from banks		57,671					56,284
Other assets		110,092					134,438
Total non-interest earning assets		167,763					190,722

Total assets		$3,001,767					$2,905,836

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Deposits:
Money market	$	923,728		$1,538	0.33%		$878,399	$1,625	0.37%
Savings		123,420		79	0.13%		127,108	187	0.29%
Time		114,468		265	0.46%		126,521	318	0.50%
Checking with interest		483,674		380	0.16%		405,065	409	0.20%
Securities sold under repo & other s/t borrowings		30,608		15	0.10%		28,019	16	0.11%
Other borrowings		453		10	4.42%		16,417	359	4.37%
Total interest bearing liabilities		1,676,351		2,287	0.27%		1,581,529	2,914	0.37%

Non-interest bearing liabilities:
Demand deposits		1,006,537					1,002,967
Other liabilities		28,375					28,458
Total non-interest bearing liabilities		1,034,912					1,031,425

Stockholders’ equity (1)		290,504					292,882
Total liabilities and stockholders’ equity		$3,001,767					$2,905,836

Net interest earnings			$	44,503				$43,148
Net yield on interest earning assets					3.14%				3.18%

(1) Excludes unrealized gains (losses) on securities available for sale. Management believes that this presentation more closely reflects actual performance, as it is more consistent with the Company’s stated

asset/liability management strategies, which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates.

Effects of these adjustments are presented in the table below.
(2) Includes loans classified as non-accrual.
(3) The data contained in the table has been adjusted to a tax equivalent basis, based on the Company’s federal statutory rate of 35 percent. Management believes that this presentation provides comparability of net interest income and net interest margin arising from both taxable and tax-exempt sources and is consistent with industry practice and SEC rules. Effects of these adjustments are presented in the table below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIESFinancial HighlightsSecond Quarter 2014 and 2013(Dollars in thousands, except per share data)

Three Months Ended		Three Months Ended			Six Months Ended		Six Months Ended
Jun 30, 2014		Jun 30, 2013			Jun 30, 2014		Jun 30, 2013

Earnings:
Net Interest Income	$22,100		$21,068			$43,829	$42,314
Non-Interest Income	$3,931		$3,881			$6,410	$8,398
Non-Interest Expense	$22,090		$19,818			$43,880	$39,429
Net Income	$2,440		$3,487			$4,042	$7,138
Net Interest Margin	3.05%		3.06%			3.10%	3.12%
Net Interest Margin (FTE) (1)	3.10%		3.12%			3.14%	3.18%

Diluted Earnings Per Share	$0.12		$0.18			$0.20	$0.36
Dividends Per Share	$0.06		$0.06			$0.12	$0.12
Return on Average Equity	3.37%		4.75%			2.80%	4.88%
Return on Average Assets	0.32%		0.47%			0.27%	0.49%
Efficiency Ratio (2)	83.82%		78.12%			83.21%	76.52%

Average Balances:
Average Assets	$3,060,221		$2,949,423			$2,998,209	$2,904,681
Average Net Loans	$1,671,938		$1,409,875			$1,644,048	$1,415,970
Average Investments	$626,385		$503,630			$587,446	$486,747
Average Interest Earning Assets	$2,895,635		$2,756,881			$2,830,446	$2,713,959
Average Deposits	$2,712,996		$2,586,583			$2,651,827	$2,540,060
Average Borrowings	$32,297		$42,527			$31,061	$44,436
Average Interest Bearing
Liabilities	$1,731,212		$1,627,436			$1,676,351	$1,581,529
Average Stockholders’ Equity	$289,761		$293,616			$288,258	$292,290

Asset Quality — During Period:
Provision for Loan Losses	$460		$289			$538	$1,061
Net Charge-offs (Recoveries)	$90		$452			($746)	$1,748

(1) See Non-GAAP financial measures and reconciliation to GAAP below.
(2) The efficiency ratio (a lower ratio indicates greater efficiency) compares non-interest expense to adjusted total revenue (taxable equivalent net interest income, plus non-interest income, excluding gains or losses on sales or revaluations of investment securities and other assets and penalties on prepayment of borrowings.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Selected Quarterly Balance Sheet Data
(Dollars in thousands except per share data)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2014	2014	2013	2013	2013

Period End Balances:
Total Assets	$3,225,359	$2,906,201	$2,999,199	$3,021,520	$2,981,975
Total Investments	$844,659	$538,292	$548,436	$536,339	$530,704
Net Loans	$1,742,569	$1,632,795	$1,606,179	$1,552,125	$1,454,191
Goodwill and Other Intangible Assets	$5,760	$5,807	$5,855	$24,602	$24,650
Total Deposits	$2,859,876	$2,562,018	$2,633,744	$2,664,940	$2,625,115
Total Stockholders’ Equity	$292,046	$287,553	$284,309	$290,702	$289,466
Tangible Common Equity (1)	$286,286	$281,746	$278,454	$266,100	$264,816
Common Shares Outstanding	19,984,352	20,032,431	19,935,559	19,903,337	19,898,145
Book Value Per Share	$14.61	$14.35	$14.26	$14.61	$14.55
Tangible Book Value Per Share (1)	$14.33	$14.06	$13.97	$13.37	$13.31
Tangible Common Equity Ratio — HVHC (1)	8.9%	9.7%	9.3%	8.9%	9.0%

Tier 1 Leverage Ratio — HVHC	9.4%	9.7%	9.5%	9.2%	9.3%
Tier 1 Risk Based Capital Ratio — HVHC	14.7%	16.2%	16.2%	15.9%	16.5%
Total Risk Based Capital Ratio — HVHC	16.0%	17.5%	17.5%	17.2%	17.7%
Tier 1 Leverage Ratio — HVB	9.2%	9.5%	9.3%	9.0%	9.1%
Tier 1 Risk Based Capital Ratio — HVB	14.4%	15.9%	15.8%	15.7%	16.2%
Total Risk Based Capital Ratio — HVB	15.7%	17.2%	17.1%	16.9%	17.4%

Gross Loans (excluding Loans Held-For-Sale):
Commercial Real Estate	$622,615	$587,366	$593,476	$598,996	$594,301
Construction	87,146	81,331	88,311	82,310	72,337
Residential Multi-Family	295,008	249,661	226,898	214,853	196,438
Residential Other	417,297	429,379	432,999	396,477	328,922
Commercial and Industrial	308,555	284,025	258,578	254,723	261,469
Individuals	11,427	12,908	17,388	17,352	16,752
Lease Financing	27,049	14,000	13,140	12,068	10,154
Total Loans	$1,769,097	$1,658,670	$1,630,790	$1,576,779	$1,480,373

Asset Quality — Period End:
Allowance for Loan Losses	$27,275	$26,904	$25,990	$25,863	$25,926
Loans 31-89 Days Past Due Accruing	$5,572	$9,590	$4,625	$3,704	$8,824
Loans 90 Days or More Past Due Accruing (90 PD)	$0	$0	$0	$0	$0
Nonaccrual Loans (NAL)	$20,546	$21,006	$23,489	$33,964	$30,267
Other Real Estate Owned (OREO)	$0	$0	$0	$0	$0
Nonperforming Loans Held For Sale (HFS)	$0	$0	$0	$0	$0
Nonperforming Assets (90 PD+NAL+OREO+HFS)	$20,546	$21,006	$23,489	$33,964	$30,267
Allowance / Total Loans	1.54%	1.62%	1.59%	1.64%	1.75%
NAL / Total Loans	1.16%	1.27%	1.44%	2.15%	2.04%
NAL + 90 PD / Total Loans	1.16%	1.27%	1.44%	2.15%	2.04%
NAL + 90 PD + OREO / Total Assets	0.64%	0.72%	0.78%	1.12%	1.01%
Nonperforming Assets / Total Assets	0.64%	0.72%	0.78%	1.12%	1.01%

(1) See Non-GAAP financial disclosures and reconciliation to GAAP below.

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Selected Quarterly Income Statement Data
(Dollars in thousands except per share data)

	Three Months Ended Jun 30, 2014	Three Months Ended Mar 31, 2014	Three Months Ended Dec 31, 2013	Three Months Ended Sep 30, 2013	Three Months Ended Jun 30, 2013

Interest Income	$23,281	$22,835	$21,946	$22,409	$22,547
Interest Expense	1,181	1,106	1,336	1,396	1,479
Net Interest Income	22,100	21,729	20,610	21,013	21,068
Provision for Loan Losses	460	78	648	767	289
Non-Interest Income	3,931	2,479	2,557	4,189	3,881
Non-Interest Expense	22,090	21,790	39,126	21,546	19,818
Income (Loss) Before Income Taxes	3,481	2,340	(16,607)	2,889	4,842
Income Taxes	1,041	738	(8,104)	394	1,355
Net Income (Loss)	$2,440	$1,602	($8,503)	$2,495	$3,487

Diluted Earnings (Loss) Per Share	$0.12	$0.08	($0.43)	$0.13	$0.18

Net Interest Margin	3.05%	3.14%	2.95%	2.99%	3.06%

Average Cost of Deposits (1)	0.17%	0.17%	0.18%	0.18%	0.20%

(1) Includes noninterest bearing deposits

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Non-GAAP Financial Measures and Reconciliation to GAAP
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2014	2013	2014	2013
Total interest earning assets:
As reported	$2,895,635	$2,756,881	$2,830,446	$2,713,959
Unrealized (loss) gain on securities
available-for-sale (a)	(2,175)	(2,191)	(3,558)	(1,155)

Adjusted total interest earning assets (1)	$2,897,810	$2,759,072	$2,834,004	$2,715,114

Net interest income:
As reported	$22,100	$21,068	$43,829	$42,314
Adjustment to tax equivalency basis (b)	335	420	674	834

Adjusted net interest income (1)	$22,435	$21,488	$44,503	$43,148

Net yield on interest earning assets:
As reported	3.05%	3.06%	3.10%	3.12%
Effects of (a) and (b) above	0.05%	0.06%	0.04%	0.06%

Adjusted net yield on interest earning assets (1)	3.10%	3.12%	3.14%	3.18%

Average stockholders’ equity:
As reported	$289,761	$293,616	$288,258	$292,290
Effects of (a) and (b) above	(1,395)	(1,230)	(2,246)	(592)

Adjusted average stockholders’ equity (1)	$291,156	$294,846	$290,504	$292,882

Interest income:
As reported	$23,281	$22,547	$46,116	$45,228
Adjustment to tax equivalency basis (b)	335	420	674	834

Adjusted interest income (1)	$23,616	$22,967	$46,790	$46,062

Gross yield on interest earning assets:
As reported	3.22%	3.27%	3.26%	3.33%
Effects of (a) and (b) above	0.04%	0.06%	0.04%	0.06%

Adjusted gross yield on interest earning assets (1)	3.26%	3.33%	3.30%	3.39%

HUDSON VALLEY HOLDING CORP. AND SUBSIDIARIES
Non-GAAP Financial Measures and Reconciliation to GAAP (Continued)
(Dollars in thousands, except per share data)

	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2014	2014	2013	2013	2013
-

Tangible Equity Ratio:
Total Stockholders’ Equity:
As reported	$292,046	$287,553	$284,309	$290,702	$289,466
Less: Goodwill and other intangible assets	5,760	5,807	5,855	24,602	24,650
Tangible stockholders’ equity	$286,286	$281,746	$278,454	$266,100	$264,816

Total Assets:
As reported	$3,225,384	$2,906,201	$2,999,199	$3,021,520	$2,981,975
Less: Goodwill and other intangible assets	5,760	5,807	5,855	24,602	24,650
Tangible Assets	$3,219,624	$2,900,394	$2,993,344	$2,996,918	$2,957,325

Tangible equity ratio (2)	8.9%	9.7%	9.3%	8.9%	9.0%

Tangible Book Value Per Share:
Tangible stockholders’ equity	$286,286	$281,746	$278,454	$266,100	$264,816
Common shares outstanding	19,984,352	20,032,431	19,935,559	19,903,337	19,898,145
Tangible book value per share (2)	$14.33	$14.06	$13.97	$13.37	$13.31

(1) Adjusted total interest earning assets, net interest earnings, net yield on interest earning assets and average stockholders’ equity exclude the effects of unrealized net gains and losses on securities available for sale. These are non-GAAP financial measures. Management believes that this alternate presentation more closely reflects actual performance, as it is more consistent with the Company’s stated asset/liability management strategies which have not resulted in significant realization of temporary market gains or losses on securities available for sale which were primarily related to changes in interest rates. As noted in the Company’s 2014 Proxy Statement, net income as a percentage of adjusted average stockholders’ equity is one of several factors utilized by management to determine total compensation.

(2) Tangible equity ratio and tangible book value for share are non-GAAP financial measurements. Management believes these non-GAAP financial measures provide information useful to investors in understanding the Company’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and are used by management to analyze the relative strength of the Company’s capital position.